SEVENTH AMENDMENT TO AMENDED AND RESTATED

SUB-ADMINISTRATION AGREEMENT

This Seventh Amendment to the Amended and Restated Sub-Administration Agreement (the “Amendment”) is made as of March 21, 2018 by and between Pacific Investment Management Company LLC, a Delaware limited liability company (the “Administrator”), and State Street Bank and Trust Company, a Massachusetts trust company (“Sub-Administrator”).

WHEREAS, Administrator and Sub-Administrator entered into an Amended and Restated Sub-Administration Agreement dated as of July 2, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Sub-Administrator and Administrator desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Addition of Funds. In accordance with the terms set forth in Section 1 of the Agreement, the Administrator wants to retain the Sub-Administrator to act as sub-administrator under the Agreement with respect to the following fund, to be effective as of March 21, 2018, and the Sub-Administrator confirms that it will act as sub-administrator with respect to such fund:

PIMCO Flexible Municipal Income Fund

2.        Amendment. Schedule A of the Agreement is deleted in its entirety and replaced with the form of Schedule A that is attached to this Amendment.

3.        Miscellaneous.

(a)       Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:      /s/ Andrew Erickson

Name: Andrew Erickson

Title:   Executive Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:      /s/ Peter Strelow

Name: Peter Strelow

Title:   Managing Director

AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT

SCHEDULE A — Listing of Funds

(as of March 21, 2018)

All portfolios within the following Funds, as may be amended from time to time:

1.    PIMCO Funds

All Asset All Authority Fund

All Asset Fund

Asset-Backed Portfolio

California Intermediate Municipal Bond Fund

California Municipal Bond Fund

California Short Duration Municipal Income Fund

Capital Securities Fund (Cayman) Ltd.

Cayman Commodity Fund I, Ltd.

Cayman Commodity Fund II, Ltd.

Cayman Commodity Fund III, Ltd.

Cayman Commodity Fund VII, Ltd.

Cayman Commodity Fund VIII, Ltd.

CommoditiesPLUS® Strategy Fund

CommodityRealReturn Strategy Fund®

Credit Absolute Return Fund

Diversified Income Fund

Emerging Local Bond Fund

Emerging Markets Bond Fund

Emerging Markets Corporate Bond Fund

Emerging Markets Currency Fund

Emerging Markets Full Spectrum Bond Fund

Emerging Markets Portfolio

Extended Duration Fund

Foreign Bond Fund (U.S. Dollar-Hedged)

Foreign Bond Fund (Unhedged)

Global Advantage® Strategy Bond Fund

Global Bond Fund (U.S. Dollar-Hedged)

Global Bond Fund (Unhedged)

Global Multi-Asset Fund

GNMA Fund

Government Money Market Fund

High Yield Fund

High Yield Municipal Bond Fund

High Yield Portfolio

High Yield Spectrum Fund

Income Fund

Inflation Response Multi-Asset Fund

International Portfolio

Investment Grade Corporate Bond Fund

Investment Grade Corporate Portfolio

Long Duration Corporate Bond Portfolio

Long Duration Total Return Fund

Long-Term Credit Fund

Long-Term U.S. Government Fund

Low Duration Fund

Low Duration Fund II

Low Duration ESG Fund

Low Duration Income Fund

Low Duration Portfolio

Moderate Duration Fund

Moderate Duration Portfolio

Mortgage Opportunities Fund

Mortgage Portfolio

Mortgage-Backed Securities Fund

Multi-Strategy Alternative Fund

Municipal Bond Fund

Municipal Sector Portfolio

National Intermediate Municipal Bond Fund

New York Municipal Bond Fund

Preferred and Capital Securities Fund

RAE Fundamental Advantage PLUS Fund

RAE Fundamental PLUS EMG Fund

RAE Fundamental PLUS Fund

RAE Fundamental PLUS International Fund

RAE Fundamental PLUS Small Fund

RAE Low Volatility PLUS Fund

RAE Low Volatility PLUS EMG Fund

RAE Low Volatility PLUS International Fund

RAE Worldwide Long/Short PLUS Fund

Real Return Asset Fund

Real Return Fund

Real Return Portfolio

Real Return Limited Duration Fund

RealEstateRealReturn Strategy Fund

REALPATH® 2020 Fund

REALPATH® 2025 Fund

REALPATH® 2030 Fund

REALPATH® 2035 Fund

REALPATH® 2040 Fund

REALPATH® 2045 Fund

REALPATH® 2050 Fund

REALPATH® 2055 Fund

REALPATH® Income Fund

Senior Floating Rate Fund

Short Asset Investment Fund

Short Asset Portfolio

Short Duration Municipal Income Fund

Short-Term Fund

Short Term Portfolio

Short-Term Floating NAV Portfolio II

Short-Term Floating NAV Portfolio III

StocksPLUS® Absolute Return Fund

StocksPLUS® International Fund (U.S. Dollar-Hedged)

StocksPLUS® International Fund (Unhedged)

StocksPLUS® Fund

StocksPLUS® Long Duration Fund

StocksPLUS® Short Fund

StocksPLUS® Small Fund

Total Return Fund

Total Return Fund II

Total Return ESG Fund

Total Return Fund IV

TRENDS Managed Futures Strategy Fund

Unconstrained Bond Fund

Unconstrained Tax Managed Bond Fund

US Government Sector Portfolio

2.    PIMCO Variable Insurance Trust

All Asset All Authority Portfolio

All Asset Portfolio

Balanced Allocation Portfolio

Cayman Commodity Portfolio I, Ltd.

Cayman Commodity Portfolio II, Ltd.

CommodityRealReturn® Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Foreign Bond Portfolio (Unhedged)

Global Bond Portfolio (Unhedged)

Global Core Bond (Hedged) Portfolio

Global Diversified Allocation Portfolio

Global Multi-Asset Managed Allocation Portfolio

High Yield Portfolio

Income Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

Unconstrained Bond Portfolio

3.    PIMCO Equity Series

Dividend and Income Fund

EqS® Long/Short Fund

RAE Fundamental Emerging Markets Fund

RAE Fundamental Global Fund

RAE Fundamental Global Ex-US Fund

RAE Fundamental International Fund

RAE Fundamental US Fund

RAE Fundamental US Small Fund

REALPATH® Blend Income Fund

REALPATH® Blend 2020 Fund

REALPATH® Blend 2025 Fund

REALPATH® Blend 2030 Fund

REALPATH® Blend 2035 Fund

REALPATH® Blend 2040 Fund

REALPATH® Blend 2045 Fund

REALPATH® Blend 2050 Fund

REALPATH® Blend 2055 Fund

4.    PIMCO Equity Series VIT

StocksPLUS® Global Portfolio

5.    PIMCO Managed Accounts Trust

Fixed Income SHares: Series C

Fixed Income SHares: Series M

Fixed Income SHares: Series R

Fixed Income SHares: Series TE

Fixed Income SHares: Series LD

6.    PCM Fund, Inc.

7.    PIMCO California Municipal Income Fund

8.    PIMCO California Municipal Income Fund II

9.    PIMCO California Municipal Income Fund III

10.  PIMCO Corporate & Income Strategy Fund

11.  PIMCO Corporate & Income Opportunity Fund

12.  PIMCO Dynamic Credit and Mortgage Income Fund

13.  PIMCO Dynamic Income Fund

14.  PIMCO Flexible Credit Income Fund

15.  PIMCO Flexible Municipal Income Fund

16.  PIMCO Income Strategy Fund

17.  PIMCO Income Strategy Fund II

18.  PIMCO Global StocksPLUS® & Income Fund

19.  PIMCO High Income Fund

20.  PIMCO Income Opportunity Fund

21.  PIMCO Municipal Income Fund

22.  PIMCO Municipal Income Fund II

23.  PIMCO Municipal Income Fund III

24.  PIMCO New York Municipal Income Fund

25.  PIMCO New York Municipal Income Fund II

26.  PIMCO New York Municipal Income Fund III

27.  PIMCO Strategic Income Fund, Inc.